                                                                Exhibit 25(b)



                   Securities Act of 1933 File No.-----------
            (If application to determine eligibility of trustee for
                delayed offering pursuant to Section 305(b) (2))

                   ------------------------------------------
                   ------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM T-l

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                        TO SECTION 305(b)(2) ----------
                              --------------------

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

  Massachusetts                                                      04-1867445
- ---------------------------                                       -------------------
(State of incorporation                                           (I.R.S. employer
if not a national bank)                                           identification No.)

225 Franklin Street
Boston, Massachusetts                                                    02110
- ------------------------                                          -------------------
(Address of principal                                                  (Zip code)
  executive offices)

                              --------------------

                          LONG ISLAND LIGHTING COMPANY
                          ----------------------------
              (Exact name of obligor as specified in its charter)

          New York                                                   11-1019782
- ------------------------------------                              ----------------
(State or other jurisdiction of                                   (I.R.S. employer
incorporation or organization)                                    identification No.)

175 East Old Country Road
Hicksville, New York                                                   11801
- --------------------------                                        ----------------
(Address of principal                                                (Zip Code)
  executive offices)

                              --------------------

                                   Debentures
                      ----------------------------------
                      (Title of the indenture securities)

                   -----------------------------------------
                   -----------------------------------------

                                    GENERAL


Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                                Federal Reserve Bank of Boston
                                  Boston, Massachusetts

                                Board of Governors of the Federal Reserve
                                  System, Washington, D.C.

                                Federal Deposit Insurance Corporation
                                  Washington, D.C.

                                Commissioner of Banks of Massachusetts
                                  Boston, Massachusetts

         (b) Whether it is authorized to exercise corporate trust powers.

                                Yes.

Item 2.  Affiliations with Obligor and Underwriters.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 3.  Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                              As of March 24, 1994


            Col. A                                                Col. B
         --------------                                   ------------------
         Title of Class                                   Amount Outstanding
         --------------                                   ------------------

                                Not Applicable.

Item 4.  Trusteeships under Other Indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture. Not Applicable.

         (b) A brief statement of facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                Not Applicable.

Item 6.  Voting Securities of the Trustee Owned by the Obligor or its
         Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                              As of March 24, 1994

         Col. A                 Col. B           Col. C                    Col. D
         ------                 ------           ------                    ------
                                                                           Percentage
                                                                           of voting
                                                 Amount                    securities repre-
                                Title of         owned                     sented by amount
         Name of owner           Class           beneficially              given in Col. C
         -------------          --------         ------------              -----------------

                                Not Applicable.

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                              As of March 24, 1994

         Col. A                 Col. B           Col. C                    Col. D
         ------                 ------           ------                    ------
                                                                           Percentage of
                                                 Amount                    class represented
         Title of                                owned                     by amount
         Name of owner          Class            beneficially              given in Col. C
         -------------          -----            ------------              ---------------

                                Not Applicable.

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              As of March 24, 1994

         Col. A            Col. B                Col. C                    Col. D
         ------            ------                ------                    ------
                                                 Amount owned
                                                 beneficially
                           Whether the   or      held as
                           securities            collateral                Percentage of
                           are voting            security for              class represented
         Title of          or non-voting         obligations               by amount given
          class            securities            in default                in Col. C
         --------          -------------         ------------------        -----------------


                                Not Applicable.

Item 9.  Securities of Underwriters Owned or Held by the Trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of March 24, 1994

         Col. A                 Col. B           Col. C                    Col. D
         ------                 ------           ------                    ------
                                                 Amount owned
                                                 beneficially
                                                 or held as colla-
         Name of                                 teral security            Percentage of
         issuer and                              for obligations           class represented
         Title of               Amount           in default                by amount given
         class                  outstanding      by trustee                in Col. C
         --------------------   -----------      ----------------          -----------------

                                Not Applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              As of March 24, 1994

         Col. A                 Col. B           Col. C                    Col. D
         ------                 ------           ------                    ------
                                                 Amount owned
                                                 beneficially
                                                 or held as colla-
         Name of                                 teral security            Percentage of
         issuer and                              for obligations           class represented
         Title of               Amount           in default                by amount given
         class                  outstanding      by trustee                in Col. C
         ---------------        -----------      ---------------------     -------------------------

                                Not Applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting
         Securities of the Obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                              As of March 24, 1994

         Col. A                          Col. B           Col. C                   Col. D
         ------                          ------           ------                   ------
                                                          Amount owned
                                                          beneficially
                                                          or held as colla-
         Name of                                          teral security           Percentage of
         issuer and                                       for obligations          class represented
         Title of                        Amount           in default               by amount given
         class                           outstanding      by trustee               in Col. C
         -----------------------         -----------      ---------------------    --------------------------

                                Not Applicable.

Item 12. Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of March 24, 1994

         Col. A                          Col. B                   Col. C
         ------                          ------                   ------
   Nature of Indebtedness        Amount Outstanding               Date due
   ----------------------        ------------------               --------

                                Not Applicable.

Item 13.  Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None.

Item 14. Affiliations with the Underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not Applicable.

Item 15. Foreign Trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not Applicable.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         T-1.1. A copy of the Articles of Association of the trustee as now in effect.

         A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
         Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-l) filed with Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         T-l.2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

         A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee

         (Form T-l) filed with Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         T-1.3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

         A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as
         Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-l) filed with Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         T-1.4.  A copy of the existing by-laws of the trustee.

         A copy of the By-Laws of the trustee, now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-l) filed with Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

         T-1.5.  A copy of each Indenture referred to in Item 4. Not Applicable.

         T-1.6.  Consent of the Trustee required by Section 321(b) of the Act.

         The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit T-1.6 and made a part hereof.

         T-1.7. A copy of the latest report of condition of the trustee, published pursuant to law or the requirements of its supervising or examining authority.

         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit T-1.7 and made a part hereof.

         T-1.8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.

         T-1.9. Foreign trustees are required to furnish a consent to service of process.

         Not applicable.

                                      NOTE

         Inasmuch as this Form T-l is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based upon incomplete information. Items 2 and 13 may, however, be considered correct unless amended by an amendment to this Form T-1.

         In answering any items in this Statement of Eligibility which relate to matters peculiarly within the knowledge of the obligor, or its directors or officers, or an underwriter for the obligor, the trustee is relying upon information furnished to it by the obligor and such underwriter and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, and State of Connecticut, on the 24th day of March, 1994.


                                  STATE STREET BANK AND TRUST COMPANY



                                  By  /s/  W. JEFFREY KRAMER
                                    -------------------------------------
                                    Name:    W. Jeffrey Kramer
                                    Title:   Assistant Vice President

                                                                   EXHIBIT T-1.6


                             CONSENT OF THE TRUSTEE
                           REQUIRED BY SECTION 321(B)
                       OF THE TRUST INDENTURE ACT OF 1939


         The undersigned, as trustee under the Indenture dated as of November 1, 1986, as supplemented, entered into between Long Island lighting Company, as Obligor, and State Street Bank and Trust Company, succesor in interest to The Connecticut Bank and Trust Company, National Association, as Indenture Trustee; does hereby consent that, pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, reports of examinations with respect to the undersigned, by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                                          STATE STREET BANK AND TRUST COMPANY



                                                          By  /S/ W. JEFFREY KRAMER
                                                            ----------------------------------
                                                            Name:     W. Jeffrey Kramer
                                                            Title:    Assistant Vice President


Dated:  March 24, 1994

                                                                   Exhibit T-1.7

Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                                                                Thousands of
                                                                                                                   dollars
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,503,460
  Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,147,768
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,671,500
Federal funds sold and securities purchased
  under agreements to resell in domestic offices
  of the bank and of its Edge subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,420,547
Loans and lease financing receivables:
  Loans and leases, net of unearned income  . . . . . . . . . . . . . . .  2,698,085
  Allowance for loan and lease losses . . . . . . . . . . . . . . . . . .     54,316
  Loans and leases, net of unearned income and allowance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,643,769
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     159,526
Premises and fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     351,598
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,073
Investments in unconsolidated subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21,729
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . . . . .      65,643
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36,316
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     750,949
                                                                                                                 ----------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,783,877
                                                                                                                 ==========
LIABILITIES
Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,538,389
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . .  5,397,932
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . .  2,140,457
  In foreign offices and Edge subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,455,750
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . .     28,519
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . .  5,427,231
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of
  the bank and of its Edge subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,281,465
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     175,000
Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     700,749
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . .      65,928
Notes and debentures subordinated to deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18,211
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     481,207
                                                                                                                 ----------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,716,719
                                                                                                                 ----------
EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28,043
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     150,286
Undivided profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     888,829
                                                                                                                 ----------
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,067,158
                                                                                                                 ----------
Total liabilities and equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,783,877
                                                                                                                 ==========

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.



                                                            Rex S. Schuette

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve and is true and correct.
                                                            David A. Spina
                                                            Marshall N. Carter
                                                            Truman S. Casner